Carolina Financial Corporation Reports Results for the Third Quarter of 2019

NEWS RELEASE – For Release October 24, 2019, 4:00PM

For More Information, Contact:

William A. Gehman III, EVP and CFO, 843.723.7700

Charleston, S.C. October 24, 2019 - Carolina Financial Corporation (the “Company”) (NASDAQ: CARO) today announced financial results for the third quarter of 2019.

Financial highlights at and for the three months ended September 30, 2019, include:

•	Net income for Q3 2019 increased 9.3% to $16.6 million, or $0.74 per diluted share, from $15.2 million, or $0.66 per diluted share for Q3 2018.

•	Operating earnings for Q3 2019, which exclude certain non-operating income and expenses, increased 20.8% to $18.6 million, or $0.83 per diluted share, from $15.4 million, or $0.67 per diluted share, for Q3 2018.

•	Operating earnings for Q3 2019 have been adjusted to eliminate the following significant items:

o	The fair value loss on interest rate swaps of $1.0 million due to the continued impact of falling long-term interest rates during the quarter on the valuation of longer-duration derivatives that do not meet hedge accounting requirements. The balance sheet fair value of securities increased $3.5 million at the end of Q3 2019 compared to Q2 2019.

o o	The gain on sale of securities of approximately $756,000. Merger-related expenses of approximately $484,000.

o	The loss on early extinguishment of debt of approximately $70,000.

o	The temporary impairment of our mortgage servicing rights (MSR) of $1.8 million due to increased prepayment speed assumptions in the portfolio driven by the continued impact of falling interest rates.

•	Performance ratios for Q3 2019 compared to Q3 2018:

o	Return on average assets was 1.71% compared to 1.66%.

o	Operating return on average assets was 1.91% compared to 1.68%.

o	Return on average tangible equity was 14.08% compared to 14.68%.

o	Operating return on average tangible equity was 15.72% compared to 14.85%.

•	Loans receivable, gross grew $70.9 million from June 30, 2019, or at an annualized rate of 10.7%, and grew $197.8 million, or at an annualized rate of 10.5% since December 31, 2018.

•	Total deposits increased $37.1 million from June 30, 2019 and increased $125.0 million since December 31, 2018.

•	On December 3, 2018, the Company announced that the Board of Directors had approved a plan to repurchase up to $25 million in shares of the Company’s common stock through open market and privately negotiated transactions over the next three years. The Company began stock repurchases on December 4, 2018. During the third quarter of 2019, the Company repurchased approximately 47,000 shares at an average price of $34.23. Cumulatively since December 4, 2018, the Company repurchased approximately 381,000 shares at an average price of $31.94.

Financial Results

Carolina Financial Corporation

•	The Company reported net income for Q3 2019 of $16.6 million, or $0.74 per diluted share, as compared to $15.2 million, or $0.66 per diluted share, for Q3 2018.

o	Included in net income for Q3 2019 was a recovery of interest income of approximately $1.2 million related to a payoff of a purchased credit impaired loan. Excluding the recovery, accretion income from acquired loans was $1.7 million for Q3 2019, as compared to $2.2 million for Q3 2018.
o	In August 2019, some of our coastal markets were impacted by storm conditions from Hurricane Dorian. While our businesses experienced impacts due to business interruptions, we did not experience any significant damage from the storm and are not expecting material customer impacts.

•	Operating earnings for Q3 2019, which excludes certain non-operating income and expenses, increased 20.8% to $18.6 million, or $0.83 per diluted share, from $15.4 million, or $0.67 per diluted share, for Q3 2018.

o	Included in net income for Q3 2019 was a fair value loss on interest rate swaps of $1.0 million due to the continued impact of falling long-term interest rates on the valuation of longer-duration derivatives that do not meet hedge accounting requirements. The Company uses standalone interest rate swaps to more closely match the interest rate characteristics of assets and liabilities and to mitigate the risks arising from timing mismatches between assets and liabilities including duration mismatches, which includes securities. The balance sheet fair value of securities increased $3.5 million at the end of Q3 2019 compared to Q2 2019. Q3 2019 also reflects a $1.8 million temporary impairment of mortgage servicing rights, a gain on sale of securities of approximately $756,000, an approximate $70,000 loss on early extinguishment of debt and merger-related expenses of approximately $484,000.

o	Included in net income for Q3 2018 was a fair value gain on interest rate swaps of approximately $628,000, and a loss on sale of securities of approximately $849,000.

•	The Company reported net income for the nine months ended September 30, 2019 of $46.2 million or $2.07 per diluted share, as compared to $34.2 million, or $1.57 per diluted share, for the nine months ended September 30, 2018.

o	Accretion income from acquired loans was $5.9 million for the nine months ended September 30, 2019 compared to $7.0 million for the nine months ended September 30, 2018. Provision for loan losses during the nine months ended September 30, 2019 and 2018 was $2.0 million and $1.3 million, respectively.

•	Operating earnings for the nine months ended September 30, 2019, which exclude certain non-operating income and expenses, increased to $49.5 million, or $2.21 per diluted share compared to $45.9 million, or $2.10 per diluted share, for the same period of 2018.

o	Included in net income for the nine months ended September 30, 2019 was a fair value loss on interest rate swaps of $4.5 million, a temporary impairment of mortgage servicing rights of $3.1 million, a gain on sale of securities of $3.9 million, a loss on early extinguishment of debt of approximately $101,000 and merger-related expenses of approximately $484,000.
o	Included in net income for the nine months ended September 30, 2018 was a fair value gain on interest rate swaps of $1.9 million, a loss on sale of securities of $2.3 million and merger-related expenses of $15.2 million.

•	The Company’s net interest margin-tax equivalent (NIM) decreased to 4.13% for Q3 2019 (including recovery of interest income of approximately $1.2 million, or 13 bps to NIM) compared to 4.15% for Q3 2018. In addition, Q3 2019 net interest income included accretion income from acquired loans of $1.7 million (20 bps to NIM) and early payoff fees of approximately $276,000 (3bps to NIM) compared to Q3 2018 accretion income from acquired loans of $2.2 million (27 bps to NIM) and early payoff fees of $620,000 (8 bps to NIM).

o	Excluding accretion income from acquired loans and early payoff fees, Q3 2019 net interest margin was 3.77% compared to 3.80% in Q3 2018.

•	The Company reported book value per common share of $28.08 and $25.83 as of September 30, 2019 and December 31, 2018, respectively. Tangible book value per common share was $21.68 and $19.36 as of September 30, 2019 and December 31, 2018, respectively.

•	At September 30, 2019, the Company’s regulatory capital ratios exceeded the minimum levels currently required. Stockholders’ equity totaled $621.6 million as of September 30, 2019 compared to $575.3 million at December 31, 2018. Tangible equity to tangible assets at September 30, 2019 was 12.50% compared to 11.83% at December 31, 2018.

•	During Q3 2019, the Company repurchased approximately 47,000 shares at an average price of $34.23.

Banking Segment

•	Banking segment net income increased 10.5% to $16.9 million for Q3 2019 compared to $15.3 million for Q3 2018. Included in net income for Q3 2019 was a recovery of interest income of approximately $1.2 million related to a payoff of a purchased credit impaired loan. Including the $1.2 million recovery, Q3 2019 net income included accretion income from acquired loans of $2.9 million for Q3 2019, as compared to $2.2 million for Q3 2018.

•	Banking segment net income increased 38.8% to $47.5 million for the nine months ended September 30, 2019 compared to $34.2 million for the nine months ended September 30, 2018. Accretion income from acquired loans was $5.9 million for the nine months ended September 30, 2019 compared to $7.0 million for the nine months ended September 30, 2018. Provision for loan losses during the nine months ended September 30, 2019 and 2018 was $2.1 million and $1.3 million, respectively.

•	Banking segment operating earnings increased 13.2% to $17.5 million for Q3 2019 compared to $15.4 million for Q3 2018.

•	Banking segment operating earnings increased 5.3% to $48.4 million for the nine months ended September 30, 2019 compared to $45.9 million for the nine months ended September 30, 2018.

•	Provision for loan losses during Q3 2019 was $720,000. Provision for loan losses during Q3 2018 was $750,000. The provision for loan losses was primarily driven by the organic loan growth.

•	Non-performing assets were 0.52% and 0.35% of total assets at September 30, 2019 and December 31, 2018, respectively. The increase in the NPA ratio was primarily due to one fully collateralized lending relationship.

•	Loans receivable, gross increased at an annualized rate of 10.5% to $2.7 billion at September 30, 2019 compared to $2.5 billion at December 31, 2018.

•	Total deposits increased $125.0 million since December 31, 2018.

Wholesale Mortgage Banking

•	Net income for the wholesale mortgage banking segment was $325,000 for Q3 2019 compared to net income of $555,000 for Q3 2018. Net income was $0.6 million for the nine months ended September 30, 2019 compared to $1.7 million for the nine months ended September 30, 2018.

o	Included in net income for the three and nine months ended September 30, 2019 was a temporary impairment of mortgage servicing rights of $1.8 million and $3.1 million, respectively. The Company does not hedge the mortgage servicing rights positions and the impact of falling long-term interest rates increased prepayment speed assumptions driving down the value of the MSR asset. Excluding the impact of the temporary impairment of mortgage servicing rights, operating earnings were $1.7 million for Q3 2019 and $3.0 million for the nine months ended September 30, 2019.

o	Included in net income for the three and nine months ended September 30, 2018 was a loss on sale of other real estate owned of approximately $92,000 and the cost to terminate an equipment lease in the amount of $206,000. Additionally, included in net income for the three and nine months ended September 30, 2018 was the impact of Hurricane Florence on origination activity and closings.

•	Net margin was 2.19% for the three months ended September 30, 2019 compared to 1.65% for the three months ended September 30, 2018. Originations for Q3 2019 and Q3 2018 were $232.9 million and $190.1 million, respectively.

•	Net margin was 2.05% for the nine months ended September 30, 2019 compared to 1.71% for the nine months ended September 30, 2018. Originations for the nine months ended September 30, 2019 and 2018 were $562.4 million and $576.2 million, respectively.

Dividend Declared

On October 23, 2019, the Company declared a $0.10 dividend per common share, payable on January 3, 2020 to stockholders of record on December 13, 2019.

Conference Call

A conference call will be held at 11:00 a.m., Eastern Time on October 25, 2019. The conference call can be accessed by dialing (866) 464-9448 or (213) 660-0874 and requesting the Carolina Financial Corporation earnings call. The conference ID number is 6565867. Listeners should dial in 10 minutes prior to the start of the call.  The live webcast and presentation slides will be available on www.haveanicebank.com under Investor Relations.

A replay of the webcast will be available on www.haveanicebank.com under Investor Relations, News & Market Information and Presentations approximately three hours after the call and can be accessed by dialing (855) 859-2056 or (404) 537-3406 and requesting conference number 6565867.

About Carolina Financial Corporation

Carolina Financial Corporation (NASDAQ: CARO) is the holding company of CresCom Bank, which also owns and operates Atlanta-based Crescent Mortgage Company.  As of September 30, 2019, Carolina Financial Corporation had approximately $4.0 billion in total assets and Crescent Mortgage Company was approved to originate loans in 48 states partnering with community banks, credit unions and mortgage brokers.

Addendum to News Release – Use of Certain Non-GAAP Financial Measures and Forward-Looking Statements

This news release contains financial information determined by methods other than in accordance with generally accepted accounting principles (“GAAP”). Such statements should be read along with the accompanying tables, which provide a reconciliation of non-GAAP measures to GAAP measures. This news release and the accompanying tables discuss financial measures, including but not limited to, core deposits, tangible book value, operating earnings and net income related to segments of the Company, which are non-GAAP measures. We believe that such non-GAAP measures are useful because they enhance the ability of investors and management to evaluate and compare the Company’s operating results from period to period in a meaningful manner. Non-GAAP measures should not be considered as an alternative to any measure of performance as promulgated under GAAP. Investors should consider the Company’s performance and financial condition as reported under GAAP and all other relevant information when assessing the performance or financial condition of the company. Non-GAAP measures have limitations as analytical tools, and investors should not consider them in isolation or as a substitute for analysis of the Company’s results or financial condition as reported under GAAP.

Please refer to the Non-GAAP reconciliation tables later in this release for additional information.

Forward-Looking Statements

Certain statements in this news release contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, such as statements relating to future plans and expectations, and are thus prospective.  Such forward-looking statements include but are not limited to statements with respect to our plans, objectives, expectations and intentions and other statements that are not historical facts, and other statements identified by words such as “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “targets,” and “projects,” as well as similar expressions.  Such statements are subject to risks, uncertainties, and other factors which could cause actual results to differ materially from future results expressed or implied by such forward-looking statements.  Although we believe that the assumptions underlying the forward-looking statements are reasonable, any of the assumptions could prove to be inaccurate.  Therefore, we can give no assurance that the results contemplated in the forward-looking statements will be realized.  The inclusion of this forward-looking information should not be construed as a representation by the Company or any person that the future events, plans, or expectations contemplated by the Company will occur or be achieved.

The following factors, among others, could cause actual results to differ materially from the anticipated results or other expectations expressed in the forward-looking statements: (1) competitive pressures among depository and other financial institutions may increase significantly and have an effect on pricing, spending, third-party relationships and revenues; (2) the strength of the United States economy in general and the strength of the local economies in which we conduct operations may be different than expected resulting in, among other things, a deterioration in the credit quality or a reduced demand for credit, including the resultant effect on the Company’s loan portfolio and allowance for loan losses; (3) the rate of delinquencies and amounts of charge-offs, the level of allowance for loan loss, the rates of loan growth, or adverse changes in asset quality in our loan portfolio, which may result in increased credit risk-related losses and expenses; (4) the risk that the preliminary financial information reported herein and our current preliminary analysis will be different when our review is finalized; (5) changes in the U.S. legal and regulatory framework including, but not limited to, the Dodd-Frank Act and regulations adopted thereunder; (6) adverse conditions in the stock market, the public debt market and other capital markets (including changes in interest rate conditions) could have a negative impact on the Company; (7) the business related to acquisitions may not be integrated successfully or such integration may take longer to accomplish than expected; (8) the expected cost savings and any revenue synergies from acquisitions may not be fully realized within expected timeframes; (9) disruption from acquisitions may make it more difficult to maintain relationships with clients, associates, or suppliers; and (10) the impact of hurricanes and other natural disasters on our loan portfolio and the economic prospects of our coastal markets.  Additional factors that could cause our results to differ materially from those described in the forward-looking statements can be found in our reports (such as our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K) filed with the SEC and available at the SEC’s Internet site (http://www.sec.gov).  All subsequent written and oral forward-looking statements concerning the Company or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements above. We do not undertake any obligation to update any forward-looking statement to reflect circumstances or events that occur after the date the forward-looking statements are made.

###

CAROLINA FINANCIAL CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS

	September 30, 2019	December 31, 2018
	(Unaudited)	(Audited)
	(In thousands)
ASSETS
Cash and due from banks	$25,519	28,857
Interest-bearing cash	51,358	33,276
Cash and cash equivalents	76,877	62,133
Securities available-for-sale	796,097	842,801
Federal Home Loan Bank stock, at cost	21,707	21,696
Other investments	3,520	3,450
Derivative assets	2,303	4,032
Loans held for sale	36,882	16,972
Loans receivable	2,722,181	2,524,336
Allowance for loan losses	(16,125)	(14,463)
Loans receivable, net	2,706,056	2,509,873

Premises and equipment, net	59,841	60,866
Right of use operating lease asset	17,551	—
Accrued interest receivable	13,029	13,494
Real estate acquired through foreclosure, net	1,832	1,534
Deferred tax assets, net	1,174	5,786
Mortgage servicing rights	26,528	32,933
Cash value life insurance	59,699	58,728
Core deposit intangible	14,257	16,462
Goodwill	127,592	127,592
Other assets	14,943	12,396
Total assets	$3,979,888	3,790,748

LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities:
Noninterest-bearing deposits	$611,959	547,022
Interest-bearing deposits	2,231,255	2,171,171
Total deposits	2,843,214	2,718,193
Short-term borrowed funds	417,000	405,500
Long-term debt	42,570	59,436
Right of use operating lease liability	17,905	—
Derivative liabilities	4,952	1,232
Drafts outstanding	6,518	8,129
Advances from borrowers for insurance and taxes	6,923	4,100
Accrued interest payable	2,009	1,591
Reserve for mortgage repurchase losses	992	1,292
Dividends payable to stockholders	2,003	1,576
Accrued expenses and other liabilities	14,207	14,414
Total liabilities	3,358,293	3,215,463
Stockholders’ equity:
Preferred stock	—	—
Common stock	222	224
Additional paid-in capital	403,700	408,224
Retained earnings	207,535	167,173
Accumulated other comprehensive income (loss), net of tax	10,138	(336)
Total stockholders’ equity	621,595	575,285
Total liabilities and stockholders’ equity	$3,979,888	3,790,748

CAROLINA FINANCIAL CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	For the Three Months		For the Nine Months
	Ended September 30,		Ended September 30,
	2019	2018	2019	2018
	(In thousands, except share data)
Interest income
Loans	$38,604	33,623	110,152	98,037
Investment securities	6,745	6,912	21,209	18,979
Dividends from Federal Home Loan Bank stock	331	313	923	751
Other interest income	134	137	446	371
Total interest income	45,814	40,985	132,730	118,138
Interest expense
Deposits	7,125	5,029	20,224	12,919
Short-term borrowed funds	1,931	1,529	6,676	4,488
Long-term debt	575	544	1,893	1,813
Total interest expense	9,631	7,102	28,793	19,220
Net interest income	36,183	33,883	103,937	98,918
Provision for loan losses	620	750	2,000	1,309
Net interest income after provision for loan losses	35,563	33,133	101,937	97,609
Noninterest income
Mortgage banking income	6,063	3,685	13,799	11,701
Deposit service charges	1,742	2,084	5,088	6,096
Net loss on extinguishment of debt	(70)	—	(101)	—
Net gain (loss) on sale of securities	756	(849)	3,891	(2,292)
Fair value adjustments on interest rate swaps	(996)	628	(4,531)	1,883
Net increase in cash value life insurance	400	378	1,196	1,153
Mortgage loan servicing income	2,490	2,313	7,694	6,428
Debit card income, net	1,148	1,086	3,339	3,562
Other	1,183	975	3,444	2,846
Total noninterest income	12,716	10,300	33,819	31,377
Noninterest expense
Salaries and employee benefits	13,634	13,451	40,264	40,660
Occupancy and equipment	4,286	4,113	12,523	11,860
Marketing and public relations	432	312	1,306	1,011
FDIC insurance	—	285	502	805
Recovery of mortgage loan repurchase losses	(100)	(150)	(300)	(450)
Legal expense	159	94	372	327
Other real estate expense (income), net	36	(13)	330	(2)
Mortgage subservicing expense	702	640	2,176	1,772
Amortization of mortgage servicing rights	1,572	1,099	4,151	2,967
Impairment of mortgage servicing rights	1,800	—	3,100	—
Amortization of core deposit intangible	720	778	2,204	2,375
Merger-related expenses	484	—	484	15,216
Other	3,182	3,393	9,421	9,431
Total noninterest expense	26,907	24,002	76,533	85,972
Income before income taxes	21,372	19,431	59,223	43,014
Income tax expense	4,744	4,227	12,976	8,788
Net income	$16,628	15,204	46,247	34,226

Earnings per common share:
Basic	$0.75	0.67	2.09	1.58
Diluted	$0.74	0.66	2.07	1.57
Dividends declared per common share	$0.09	0.07	0.26	0.18
Weighted average common shares outstanding:
Basic	22,149,567	22,678,681	22,177,483	21,616,485
Diluted	22,336,383	22,898,983	22,365,193	21,842,769

CAROLINA FINANCIAL CORPORATION
(Unaudited)

	At or for the Three Months Ended
Selected Financial Data:	September 30, 2019	June 30, 2019	March 31, 2019	December 31, 2018	September 30, 2018
	(Dollars in thousands)
Selected Average Balances:
Total assets	$3,891,019	3,878,269	3,826,116	3,700,795	3,663,915
Investment securities and FHLB stock	815,207	832,224	833,720	838,834	831,793
Loans receivable, net	2,639,921	2,610,394	2,535,192	2,428,603	2,402,075
Loans held for sale	29,733	21,905	13,754	20,120	23,692
Deposits	2,837,353	2,782,576	2,751,913	2,760,156	2,735,346
Stockholders’ equity	614,550	598,196	580,300	569,528	559,401

Performance Ratios (annualized):
Return on average stockholders’ equity	10.82%	10.08%	10.03%	10.85%	10.87%
Return on average tangible equity (Non-GAAP)	14.08%	13.24%	13.32%	14.53%	14.68%
Return on average assets	1.71%	1.55%	1.52%	1.67%	1.66%
Operating return on average stockholders’ equity (Non-GAAP)	12.08%	10.87%	10.11%	11.88%	10.99%
Operating return on average tangible equity (Non-GAAP)	15.72%	14.28%	13.44%	15.92%	14.85%
Operating return on average assets (Non-GAAP)	1.91%	1.68%	1.53%	1.83%	1.68%
Average earning assets to average total assets	90.13%	89.83%	89.72%	89.64%	89.59%
Average loans receivable to average deposits	93.04%	93.81%	92.12%	87.99%	87.82%
Average stockholders’ equity to average assets	15.79%	15.42%	15.17%	15.39%	15.27%
Net interest margin-tax equivalent (1)	4.13%	3.99%	4.00%	4.23%	4.15%
Net charge-offs (recoveries) to average loans receivable	0.05%	(0.03)%	0.02%	(0.02)%	0.02%
Nonperforming assets to period end loans receivable	0.77%	0.54%	0.50%	0.53%	0.49%
Nonperforming assets to total assets	0.52%	0.37%	0.34%	0.35%	0.32%
Nonperforming loans to total loans	0.70%	0.50%	0.45%	0.47%	0.43%
Allowance for loan losses as a percentage of gross loans receivable (end of period) (2)	0.59%	0.60%	0.58%	0.57%	0.55%
Allowance for loan losses as a percentage of gross non-acquired loans receivable (Non-GAAP)	0.74%	0.77%	0.77%	0.79%	0.80%
Allowance for loan losses as a percentage of nonperforming loans (2)	84.73%	120.51%	129.74%	123.13%	129.26%

Nonperforming Assets, excluding purchased credit impaired:
Loans 90 days or more past due and still accruing	$—	—	—	20	32
Nonaccrual loans	19,032	13,167	11,578	11,721	10,501
Total nonperforming loans	19,032	13,167	11,578	11,741	10,533
Real estate acquired through foreclosure, net	1,832	1,218	1,335	1,534	1,601
Total nonperforming assets	$20,864	14,385	12,913	13,275	12,134

(1) Net interest margin-tax equivalent reflects tax-exempt income on a tax-equivalent basis.

(2) Acquired loans represent 20.2%, 22.7%, 24.9%, 27.2%, and 30.5%, of gross loans receivable at September 30, 2019,  June 30, 2019, March 31, 2019, December 31, 2018, and September 30, 2018, respectively.

Carolina Financial Corporation
Segment Information
(Unaudited)
(Dollars in thousands)

	For the Three Months		For the Nine Months		Increase (Decrease)
	Ended September 30,		Ended September 30,		Three	Nine
	2019	2018	2019	2018	Months	Months
Segment net income:
Community banking	$16,864	15,263	47,450	34,175	1,601	13,275
Wholesale mortgage banking	325	555	623	1,716	(230)	(1,093)
Other	(582)	(606)	(1,876)	(1,672)	24	(204)
Eliminations	21	(8)	50	7	29	43
Total net income	$16,628	15,204	46,247	34,226	1,424	12,021

	For the Three Months Ended
	September 30, 2019	June 30, 2019	March 31, 2019	December 31, 2018	September 30, 2018
Segment net income:
Community banking	$16,864	15,804	14,781	15,449	15,263
Wholesale mortgage banking	325	(92)	390	599	555
Other	(582)	(657)	(636)	(594)	(606)
Eliminations	21	19	10	(10)	(8)
Total net income	$16,628	15,074	14,545	15,444	15,204

	For the Three Months Ended September 30, 2019
	Community	Mortgage
	Banking	Banking	Other	Eliminations	Total
Interest income	$45,478	438	14	(116)	45,814
Interest expense	9,103	142	530	(144)	9,631
Net interest income (expense)	36,375	296	(516)	28	36,183
Provision for loan losses	720	(100)	—	—	620
Noninterest income from external customers	5,306	7,389	21	—	12,716
Intersegment noninterest income	242	—	—	(242)	—
Noninterest expense	19,487	7,107	313	—	26,907
Intersegment noninterest expense	—	240	2	(242)	—
Income (loss) before income taxes	21,716	438	(810)	28	21,372
Income tax expense (benefit)	4,852	113	(228)	7	4,744
Net income (loss)	$16,864	325	(582)	21	16,628

	For the Three Months Ended September 30, 2018
	Community	Mortgage
	Banking	Banking	Other	Eliminations	Total
Interest income	$40,588	472	14	(89)	40,985
Interest expense	6,582	113	520	(113)	7,102
Net interest income (expense)	34,006	359	(506)	24	33,883
Provision for loan losses	750	—	—	—	750
Noninterest income from external customers	5,060	5,240	—	—	10,300
Intersegment noninterest income	242	36	—	(278)	—
Noninterest expense	19,041	4,674	287	—	24,002
Intersegment noninterest expense	—	242	—	(242)	—
Income (loss) before income taxes	19,517	719	(793)	(12)	19,431
Income tax expense (benefit)	4,254	164	(187)	(4)	4,227
Net income (loss)	$15,263	555	(606)	(8)	15,204

Carolina Financial Corporation
Segment Information, Continued
(Unaudited)
(Dollars in thousands)

	For the Nine Months Ended September 30, 2019
	Community	Mortgage
	Banking	Banking	Other	Eliminations	Total
Interest income	$131,735	1,296	45	(346)	132,730
Interest expense	27,162	422	1,638	(429)	28,793
Net interest income (expense)	104,573	874	(1,593)	83	103,937
Provision for loan losses	2,120	(120)	—	—	2,000
Noninterest income from external customers	15,162	18,606	51	—	33,819
Intersegment noninterest income	724	18	—	(742)	—
Noninterest expense	57,498	18,079	956	—	76,533
Intersegment noninterest expense	—	720	4	(724)	—
Income (loss) before income taxes	60,841	819	(2,502)	65	59,223
Income tax expense (benefit)	13,391	196	(626)	15	12,976
Net income (loss)	$47,450	623	(1,876)	50	46,247

	For the Nine Months Ended September 30, 2018
	Community	Mortgage
	Banking	Banking	Other	Eliminations	Total
Interest income	$116,905	1,361	41	(169)	118,138
Interest expense	17,732	244	1,488	(244)	19,220
Net interest income (expense)	99,173	1,117	(1,447)	75	98,918
Provision for loan losses	1,284	25	—	—	1,309
Noninterest income from external customers	15,690	15,599	88	—	31,377
Intersegment noninterest income	724	64	—	(788)	—
Noninterest expense	71,318	13,809	845	—	85,972
Intersegment noninterest expense	—	725	—	(725)	—
Income (loss) before income taxes	42,985	2,221	(2,204)	12	43,014
Income tax expense (benefit)	8,810	505	(532)	5	8,788
Net income (loss)	$34,175	1,716	(1,672)	7	34,226

	Loan Originations		Mortgage Banking Income		Margin
	For the Three Months Ended September 30,
	2019	2018	2019	2018	2019	2018
Additional segment information:
Community banking	$33,233	27,563	968	541	2.91%	1.96%
Wholesale mortgage banking	232,874	190,142	5,095	3,144	2.19%	1.65%
Total	$266,107	217,705	6,063	3,685	2.28%	1.69%

	Loan Originations		Mortgage Banking Income		Margin
	For the Nine Months Ended September 30,
	2019	2018	2019	2018	2019	2018
Additional segment information:
Community banking	$82,979	91,786	2,292	1,843	2.76%	2.01%
Wholesale mortgage banking	562,371	576,205	11,507	9,858	2.05%	1.71%
Total	$645,350	667,991	13,799	11,701	2.14%	1.75%

Carolina Financial Corporation
Reconciliation of Non-GAAP Financial Measures - Consolidated
(Unaudited)
(In thousands, except share data)

	At the Month Ended
	September 30,	June 30,	March 31,	December 31,	September 30,
	2019	2019	2019	2018	2018
Core deposits:
Noninterest-bearing demand accounts	$611,959	616,823	575,990	547,022	567,394
Interest-bearing demand accounts	587,963	561,094	581,424	566,527	579,522
Savings accounts	180,827	184,764	188,725	192,322	190,946
Money market accounts	428,867	437,716	458,575	431,246	453,957
Total core deposits (Non-GAAP)	1,809,616	1,800,397	1,804,714	1,737,117	1,791,819

Certificates of deposit:
Less than $250,000	948,218	921,309	923,709	875,749	863,290
$250,000 or more	85,380	84,403	88,647	105,327	104,514
Total certificates of deposit	1,033,598	1,005,712	1,012,356	981,076	967,804
Total deposits	$2,843,214	2,806,109	2,817,070	2,718,193	2,759,623

Tangible book value per share:
Total stockholders’ equity	$621,595	605,579	589,150	575,285	564,027
Less intangible assets	(141,849)	(142,570)	(143,305)	(144,054)	(144,817)
Tangible common equity (Non-GAAP)	$479,746	463,009	445,845	431,231	419,210

Issued and outstanding shares	22,249,424	22,284,981	22,296,372	22,387,009	22,570,445
Less nonvested restricted stock awards	(115,933)	(109,728)	(111,578)	(117,966)	(135,045)
Period end dilutive shares	22,133,491	22,175,253	22,184,794	22,269,043	22,435,400

Total stockholders’ equity	$621,595	605,579	589,150	575,285	564,027
Divided by period end dilutive shares	22,133,491	22,175,253	22,184,794	22,269,043	22,435,400
Common book value per share	$28.08	27.31	26.56	25.83	25.14

Tangible common equity (Non-GAAP)	$479,746	463,009	445,845	431,231	419,210
Divided by period end dilutive shares	22,133,491	22,175,253	22,184,794	22,269,043	22,435,400
Tangible common book value per share (Non-GAAP)	$21.68	20.88	20.10	19.36	18.69

Carolina Financial Corporation
Reconciliation of Non-GAAP Financial Measures - Consolidated
(Unaudited)
(In thousands, except share data)

	At the Month Ended
	September 30,	June 30,	March 31,	December 31,	September 30,
	2019	2019	2019	2018	2018
Acquired and non-acquired loans:
Acquired loans receivable	$548,754	601,193	644,461	686,401	749,442
Non-acquired gross loans receivable	2,173,427	2,050,043	1,946,149	1,837,935	1,708,022
Total gross loans receivable	$2,722,181	2,651,236	2,590,610	2,524,336	2,457,464
% Acquired	20.16%	22.68%	24.88%	27.19%	30.50%

Non-acquired loans	$2,173,427	2,050,043	1,946,149	1,837,935	1,708,022
Allowance for loan losses	16,125	15,867	15,021	14,463	13,615
Allowance for loan losses to non-acquired loans (Non-GAAP)	0.74%	0.77%	0.77%	0.79%	0.80%

Total gross loans receivable	$2,722,181	2,651,236	2,590,610	2,524,336	2,457,464
Allowance for loan losses	16,125	15,867	15,021	14,463	13,615
Allowance for loan losses to total gross loans receivable	0.59%	0.60%	0.58%	0.57%	0.55%

	For the Three Months Ended					For the Nine Months Ended
	September 30, 2019	June 30, 2019	March 31, 2019	December 31, 2018	September 30, 2018	September 30, 2019	September 30, 2018
Net interest margin - core:
Net interest margin-tax equivalent (1)	$36,539	34,661	33,899	35,349	34,298	105,093	100,189
Purchased loan accretion and early payoff charges and deferred fees	(3,209)	(1,521)	(1,617)	(3,283)	(2,831)	(6,347)	(8,208)
Net interest margin - core (2) (Non-GAAP)	$33,330	33,140	32,282	32,066	31,467	98,746	91,981

Loans receivable interest income - core:
Loans receivable interest income	$38,291	36,325	34,813	34,969	33,357	109,430	97,311
Purchased loan accretion and early payoff charges and deferred fees	(3,209)	(1,521)	(1,617)	(3,283)	(2,831)	(6,347)	(8,208)
Loans receivable interest income - core (2) (Non-GAAP)	$35,082	34,804	33,196	31,686	30,526	103,083	89,103

(1) Net interest margin-tax equivalent reflects tax-exempt income on a tax-equivalent basis.

(2) Net interest margin-core and yield on loans - core excludes the impact of purchase accounting accretion, loan payoff charges and related deferred fees recognized related to early loan repayments.

Carolina Financial Corporation
Reconciliation of Non-GAAP Financial Measures - Consolidated
(Unaudited)
(In thousands, except share data)

	For the Three Months Ended					For the Nine Months Ended
	September 30, 2019	June 30, 2019	March 31, 2019	December 31, 2018	September 30, 2018	September 30, 2019	September 30, 2018
As Reported:
Income before income taxes	$21,372	19,356	18,495	19,425	19,431	59,223	43,014
Tax expense	4,744	4,282	3,950	3,981	4,227	12,976	8,788
Net Income	$16,628	15,074	14,545	15,444	15,204	46,247	34,226

Average equity	$614,550	598,196	580,300	569,528	559,401	597,804	512,268
Average tangible equity (Non-GAAP)	472,349	455,270	436,630	425,105	414,205	454,877	366,284
Average assets	3,891,019	3,878,269	3,826,116	3,700,795	3,663,915	3,865,350	3,605,432
Average loans receivable	2,639,921	2,610,394	2,535,192	2,428,603	2,402,075	2,595,553	2,375,461
Average interest earning assets	3,507,155	3,483,713	3,432,818	3,322,894	3,282,426	3,474,864	3,229,234

Return on average assets	1.71%	1.55%	1.52%	1.67%	1.66%	1.60%	1.27%
Return on average equity	10.82%	10.08%	10.03%	10.85%	10.87%	10.31%	8.91%
Return on average tangible equity (Non-GAAP)	14.08%	13.24%	13.32%	14.53%	14.68%	13.56%	12.46%
Tangible equity to tangible assets (Non-GAAP)	12.50%	12.36%	12.05%	11.83%	11.72%	12.50%	11.72%
Net interest margin-tax equivalent (1)	4.13%	3.99%	4.00%	4.23%	4.15%	4.04%	4.15%
Net interest margin-core (2) (Non-GAAP)	3.77%	3.82%	3.81%	3.84%	3.80%	3.80%	3.81%
Yield on loans receivable-core (2) (Non-GAAP)	5.27%	5.35%	5.31%	5.18%	5.04%	5.31%	5.02%

Weighted average common shares outstanding:
Basic	22,149,567	22,189,508	22,193,861	22,416,190	22,678,681	22,177,483	21,616,485
Diluted	22,336,383	22,372,273	22,381,809	22,587,466	22,898,983	22,365,193	21,842,769
Earnings per common share:
Basic	$0.75	0.68	0.66	0.69	0.67	2.09	1.58
Diluted	$0.74	0.67	0.65	0.68	0.66	2.07	1.57

Operating Earnings and Performance Ratios:
Income before income taxes	$21,372	19,356	18,495	19,425	19,431	59,223	43,014
(Gain)/loss on sale of securities	(756)	(1,941)	(1,194)	(346)	849	(3,891)	2,292
Fair value adjustments on interest rate swaps	996	2,164	1,371	2,222	(628)	4,531	(1,883)
Merger related expenses	484	—	—	—	—	484	15,216
Loss on extinguishment of debt	70	31	—	—	—	101	—
Impairment of mortgage servicing rights	1,800	1,300	—	—	—	3,100	—
Operating earnings before income taxes	23,966	20,910	18,672	21,301	19,652	63,548	58,639
Tax expense (3)	5,400	4,653	4,001	4,379	4,279	14,047	12,726
Operating earnings (Non-GAAP)	$18,566	16,257	14,671	16,922	15,373	49,501	45,913

Average equity	$614,550	598,196	580,300	569,528	559,401	597,804	512,268
Less average intangible assets	(142,201)	(142,926)	(143,670)	(144,423)	(145,196)	(142,927)	(145,984)
Average tangible common equity (Non-GAAP)	$472,349	455,270	436,630	425,105	414,205	454,877	366,284

Average assets	$3,891,019	3,878,269	3,826,116	3,700,795	3,663,915	3,865,350	3,605,432
Less average intangible assets	(142,201)	(142,926)	(143,670)	(144,423)	(145,196)	(142,927)	(145,984)
Average tangible assets (Non-GAAP)	$3,748,818	3,735,343	3,682,446	3,556,372	3,518,719	3,722,423	3,459,448

Operating return on average assets (Non-GAAP)	1.91%	1.68%	1.53%	1.83%	1.68%	1.71%	1.70%
Operating return on average stockholders’ equity (Non-GAAP)	12.08%	10.87%	10.11%	11.88%	10.99%	11.04%	11.95%
Operating return on average tangible assets (Non-GAAP)	1.98%	1.74%	1.59%	1.90%	1.75%	1.77%	1.77%
Operating return on average tangible equity (Non-GAAP)	15.72%	14.28%	13.44%	15.92%	14.85%	14.51%	16.71%

Weighted average common shares outstanding:
Basic	22,149,567	22,189,508	22,193,861	22,416,190	22,678,681	22,177,483	21,616,485
Diluted	22,336,383	22,372,273	22,381,809	22,587,466	22,898,983	22,365,193	21,842,769
Operating earnings per common share:
Basic (Non-GAAP)	$0.84	0.73	0.66	0.75	0.68	2.23	2.12
Diluted (Non-GAAP)	$0.83	0.73	0.66	0.75	0.67	2.21	2.10

(1) Net interest margin-tax equivalent reflects tax-exempt income on a tax-equivalent basis.

(2) Net interest margin-core and yield on loans - core excludes the impact of purchase accounting accretion, loan payoff charges and related deferred fees recognized related to early loan repayments.

(3) Tax expense is determined using the effective tax rate adjusted to eliminate the impact of the non-operating items.

Carolina Financial Corporation
Reconciliation of Non-GAAP Financial Measures - Community Banking Segment
(Unaudited)
(In thousands, except share data)

	For the Three Months Ended					For the Nine Months Ended
	September 30, 2019	June 30, 2019	March 31, 2019	December 31, 2018	September 30, 2018	September 30, 2019	September 30, 2018
Segment net income:
Community banking	$16,864	15,804	14,781	15,449	15,263	47,450	34,175
Wholesale mortgage banking	325	(92)	390	599	555	623	1,716
Other	(582)	(657)	(636)	(594)	(606)	(1,876)	(1,672)
Eliminations	21	19	10	(10)	(8)	50	7
Total net income	$16,628	15,074	14,545	15,444	15,204	46,247	34,226

Community banking segment operating earnings:
Income before income taxes	$21,716	20,299	18,827	19,424	19,517	60,841	42,985
Tax expense (1)	4,852	4,495	4,046	3,975	4,254	13,391	8,810
Bank segment net income	$16,864	15,804	14,781	15,449	15,263	47,450	34,175

Weighted average common shares outstanding:
Basic	22,149,567	22,189,508	22,193,861	22,416,190	22,678,681	22,177,483	21,616,485
Diluted	22,336,383	22,372,273	22,381,809	22,587,466	22,898,983	22,365,193	21,842,769

Bank segment earnings per common share:
Basic	$0.76	0.71	0.67	0.69	0.67	2.14	1.58
Diluted	$0.76	0.71	0.66	0.68	0.67	2.12	1.56

Bank segment income before taxes	$21,716	20,299	18,827	19,424	19,517	60,841	42,985
(Gain) loss on sale of securities	(756)	(1,941)	(1,194)	(346)	849	(3,891)	2,287
Fair value adjustments on interest rate swaps	996	2,164	1,371	2,222	(628)	4,531	(1,835)
Loss on extinguishment of debt	70	31	—	—	—	101	—
Merger related expenses	484	—	—	—	—	484	15,216
Operating earnings before income taxes	22,510	20,553	19,004	21,300	19,738	62,066	58,653
Tax expense (1)	5,043	4,566	4,096	4,371	4,306	13,706	12,746
Operating bank segment earnings (Non-GAAP)	$17,467	15,987	14,908	16,929	15,432	48,360	45,907

Operating bank segment earnings per common share:
Basic (Non-GAAP)	$0.79	0.72	0.67	0.76	0.68	2.18	2.12
Diluted (Non-GAAP)	$0.78	0.71	0.67	0.75	0.67	2.16	2.10

(1)  Tax expense is determined using the effective tax rate adjusted to eliminate the impact of the non-operating items.